EXHIBIT 99.3

SUBCERTIFICATION OF CHIEF OPERATING OFFICER

AND SECRETARY/TREASURER IN SUPPORT OF

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Conn’s, Inc. (the “Company”) on Form 10-Q for the period ended October 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, William C. Nylin, Jr., President and Chief Operating Officer of the Company and David R. Atnip, Senior Vice President and Secretary/Treasurer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ WILLIAM C. NYLIN, JR.

William C. Nylin, Jr. President and Chief Operating Officer

/s/ DAVID R. ATNIP

David R. Atnip Senior Vice President and Secretary/Treasurer

Dated: December 15, 2003

A signed original of this written statement required by Section 906 has been provided to Conn’s, Inc. and will be retained by Conn’s, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.